EXHIBIT (5)(b)

Application For Individual Flexible Premium Deferred Variable Annuity
To New York Life Insurance and Annuity Corporation (NYLIAC) (A Delaware Corporation)
Executive Office: 51 Madison Avenue, New York, NY 10010 **Home Office:** 200 Continental Drive, Suite 306, Newark, DE 19713

Mailing Address: DO NOT MAIL application to either address above. See application instructions for appropriate mailing address.

Annuity Commencement Date At Age 95 — Please print or type

Section 1 — PRODUCT SELECTION

Choose **ONE** annuity product below. All products may not be available in all jurisdictions.

- ☐ New York Life Premier Plus Variable Annuity II (PPVA II)
- ☐ New York Life Premier Variable Annuity II (PVA II)
- ☐ New York Life Flexible Premium Variable Annuity III (FPVA III)

You **MUST** check one box below for the Mortality & Expense Risks and Administrative Costs Charge (M&E) option.

- ☐ Accumulation Value Based
- ☐ Adjusted Premium Based*

***403(b) Tax Sheltered Annuity (TSA) plan Loans are not available if Adjusted Premium is elected.**

- ☐ New York Life Complete Access Variable Annuity II (CAVA II) **(TSA Loans are not available for this product.)**

Section 2 — OWNER

☐ Individual ☐ Guardianship ☐ Trust ☐ Corporation ☐ Grantor Trust ☐ Partnership ☐ Other:

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr.

☐ Male ☐ Female

First Name or Trust/Corporation Name	Middle	Last Name	Suffix

Mailing Address (If mailing address is different from residence address or is a P.O. Box, please provide residence address below.)

Street or P.O. Box	City	State	Zip Code

Residence Address

Street	City	State	Zip Code

Country of Citizenship (Use Section 10 for additional space.) ☐ U.S. ☐ Other, Country Name:	If you checked "Other" under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No	Social Security/Tax I.D. Number

Date of Birth (mm/dd/yyyy)	Date of Trust and State	Relationship to Annuitant ☐ Self ☐ Spouse ☐ Other:
Daytime Telephone Number	**Evening Telephone Number**	**E-Mail Address**

eDelivery Acknowledgement

By entering an e-mail address above, I am agreeing to be contacted by New York Life to receive a link to sign-up for e-mail delivery (eDelivery) of any or all of the following: Prospectuses, Annual Reports, Semi-Annual Reports, Quarterly Policy Summaries, Consolidated Statements, and Tax Forms for all accounts registered under my Social Security/Tax Identification Number. I understand that, once I agree to eDelivery, an e-mail will be sent to me when any of the documents are available on the New York Life website – www.newyorklife.com. I understand that I may change my e-mail address or mail preferences by logging into my account at www.newyorklife.com. I understand that if New York Life cannot obtain a valid e-mail address, the documents will be delivered to me by U.S. mail.

Section 3 — JOINT OWNER

Available for Non-Qualified policies only. If Joint Owners are Spouses, "Surviving Spouse" should be designated as the sole Primary Beneficiary in order for the surviving Spouse to continue the Policy. See Section 6 for more information about Spousal Continuance.

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr.

☐ Male ☐ Female

First Name	Middle	Last Name	Suffix

Mailing Address (If mailing address is different from residence address or is a P.O. Box, please provide residence address below.)

Street or P.O. Box	City	State	Zip Code

Residence Address

Street	City	State	Zip Code

Country of Citizenship (Use Section 10 for additional space.) ☐ U.S. ☐ Other, Country Name:	If you checked "Other" under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No	Social Security/Tax I.D. Number

Date of Birth (mm/dd/yyyy)	Relationship to Owner ☐ Spouse ☐ Other:	
Daytime Telephone Number	**Evening Telephone Number**	**E-Mail Address**

Section 4	ANNUITANT If same as Owner, check here ☐. Otherwise, complete below.

☐ Male ☐ Female		Date of Birth (mm/dd/yyyy) **Proof of Age Required**	
First Name	Middle	Last Name	Suffix

Residence Address (Required)

Street	City	State	Zip Code
Country of Citizenship ☐ U.S. ☐ Other, Country Name:		Social Security Number	
Daytime Telephone Number	Evening Telephone Number	E-Mail Address	

Section 5	JOINT ANNUITANT Complete for Joint Life policies ONLY.

Joint Annuitants must be Spouses. If Joint Annuitant is also Joint Owner, see Section 3 above. If only one Owner is designated, the Joint Annuitant should be designed as the sole primary Beneficiary. See Section 6 – Spousal Continuance.

☐ Male ☐ Female		Date of Birth (mm/dd/yyyy) **Proof of Age Required**	
First Name	Middle	Last Name	Suffix

Residence Address (Required)

Street	City	State	Zip Code
Country of Citizenship ☐ U.S. ☐ Other, Country Name:		Social Security Number	
Daytime Telephone Number	Evening Telephone Number	Email Address	

Section 6	BENEFICIARY(IES) Note: Primary and Contingent Beneficiary designations must each total 100%. If no percentage(s) is/are provided, the benefits will be divided equally. Use Section 10 for additional Beneficiary designations. For a per stirpes Beneficiary designation, write "Per Stirpes" next to each applicable Beneficiary's name. See instructions in the application kit for further details. If Beneficiary is a minor, also complete the UTMA/UGMA fields below.

SPECIAL INSTRUCTIONS FOR SPOUSAL CONTINUANCE OR NON-SPOUSAL JOINT OWNERS

SPOUSAL CONTINUANCE

- **JOINT OWNERS** who are Spouses should designate "Surviving Spouse" as the **sole primary Beneficiary** to allow the surviving Owner to continue the Policy at the death of either Owner.
- **ONE OWNER** – To allow your Spouse to continue the Policy at your death, you should designate your Spouse as the **sole primary Beneficiary**.

NON-SPOUSAL JOINT OWNERS

At the death of either Owner, the Policy ends. To direct death benefit proceeds to the surviving Owner, designate "Surviving Owner" as the **sole primary Beneficiary**.

DECLINING SURVIVING SPOUSE OR SURVIVING OWNER AS SOLE PRIMARY BENEFICIARY

☐ **By checking this box, I/We recognize that I/we am/are NOT naming a Surviving Spouse or Surviving Owner as sole primary Beneficiary and instead designate the individual(s)/entity(ies) named below.**

PRIMARY Beneficiary's Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street	City	State	Zip Code	Telephone Number	
PRIMARY Beneficiary's Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street	City	State	Zip Code	Telephone Number	

CONTINGENT Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street City State Zip Code			Telephone Number	

CONTINGENT Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street City State Zip Code			Telephone Number	

Uniform Transfers/Gifts to Minors (UTMA/UGMA) - Complete for a Beneficiary who is a minor.

Custodian Name, Address & Telephone Number	
Name of Minor	State Where UTMA/UGMA Was Established
Custodian Name, Address & Telephone Number	
Name of Minor	State Where UTMA/UGMA Was Established

Section 7 ANNUITY PREMIUM AMOUNT

A. Premium Amount: $________________

(Indicate total estimated amount including cash with application and anticipated transfer/exchange amount. If paying by check, make payable to NYLIAC.)

B. FPVA III Only Check one box below:
Initial Premium: $____________________

☐ Check-O-Matic (Submit Form 18492)
☐ Employer Billing Arrangement (Submit Form 18483 for SEP and SIMPLE plans or Form 18600 for TSA plans)

Scheduled Flexible Premium Amount: $______________

Section 8 ANNUITY POLICY TYPE

Choose one Policy Type and complete the appropriate section and, if applicable, the appropriate transfer/exchange form. The Future Income Rider (FIR) will only be issued with Non-Qualified, Traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA policies.

NOTE for Traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA policies: Annuity Income Payments must begin by April 1st following the year in which the Owner's age is 70 ½.

Please see Section 11 for disclosures regarding the FIR.

☐ **Non-Qualified**	Is this a 1035 Exchange? ☐ Yes ☐ No
☐ **Traditional IRA** ☐ **Roth IRA** ☐ **SEP IRA** ☐ **SIMPLE IRA**	Current Year Contribution $ ________ Year ____ Prior Year Contribution $ _______ Year _____ ☐ Transfer $ _________ ☐ Rollover $ ________
☐ **Inherited IRA** (not available on FPVA III) ☐ **Inherited Roth IRA** (not available on FPVA III)	Transfer Amount $______________________
☐ **403(b) (TSA)** (Non-ERISA Only)	Is this an ERISA Plan? ☐ Yes ☐ No Transfer Amount $ __________________ **<u>Note</u>: 403(b) (TSA) NOT available if the Policy is subject to ERISA. Ask your employer if the plan through which your Policy is offered is subject to ERISA. 403(b) (TSA) Loans are only available for those policies where the M&E Charge is determined based on the Variable Accumulation Value. TSA Loans are not available with the CAVA II product.**

Section 9	**OPTIONAL RIDER(S)** These riders provide benefits for a charge that may vary. Refer to the terms described in the prospectus and in the rider(s) that will be attached to your Policy, if selected here. All riders may not be available for all products and/or jurisdictions.

☐ **Annual Death Benefit Reset (ADBR)**

☐ **Investment Preservation Rider (IPR)** – (Not Available with FPVA III, CAVA II, 403(b) TSA, Inherited IRA and Inherited Roth IRA Policy Types)

Select IPR Holding Period: Choose your IPR Holding Period by checking **one** of the following boxes:

- ☐ **10 years *(Only available with PVA II)***
- ☐ **11 years *(Only available with PVA II)***
- ☐ **12 years**
- ☐ **13 years**
- ☐ **14 years**
- ☐ **15 years**
- ☐ **20 years**

Section 10	**ADDITIONAL INFORMATION** Attach a separate sheet if additional space is needed.

Section 11	**FRAUD AND DISCLOSURE STATEMENTS** Please read the following carefully.

FRAUD WARNING:
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

IMPORTANT INFORMATION ABOUT THE FUTURE INCOME RIDER (FIR):
The Future Income Rider (FIR) is automatically included with your Policy at no additional cost. The FIR will only be issued with Non-Qualified, Traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA policies, subject to age limits. The FIR allows you the flexibility to purchase future guaranteed lifetime income at your own pace through Future Income Purchases (FIPs). Only funds from the Variable Accumulation Value can be used to make FIPs. A waiting period for FIPs is applied each time a Premium Payment is made. However, FIPs can be made with investment gains and, if applicable, Premium Credits and eDelivery Credits prior to the expiration of the waiting period. The waiting period for PVA II, FPVA III, and CAVA II is one year. The waiting period for PPVA II is three years. The Future Income Start Date must be selected at the time of the first FIP.

If you do not make any FIPs, we will not pay you any Future Income Payments under the terms of this Rider.

Funds used to purchase income using the FIR will proportionately reduce the IPR and the ADBR guaranteed amounts, if you elect either, or both, of these riders. Therefore, you should consider whether to purchase these riders if you anticipate using a significant portion of the Variable Accumulation Value to purchase Future Income Payments.

The portion of your Variable Accumulation Value used to purchase your Future Income Payments is no longer part of your Policy's Variable Accumulation Value, and will not be available to you on a full or partial surrender of your Policy, unless the FIP is cancelled, using the 10-day Right to Return provision in the FIR, and the purchase amount is returned to the Variable Accumulation Value. No interest or investment gains will be credited to the returned FIPs. In addition, once Future Income Payments begin, the death benefit payable, if any, through the FIR will be less than the cumulative FIP amounts deducted from the Variable Accumulation Value used to purchase Future Income Payments.

DISCLOSURE REGARDING SUITABILITY OF FIR:
This is to advise you that if you have purchased a New York Life Guaranteed Future Income Annuity (GFIA) Policy, you may receive a higher income if you make an additional premium payment toward your GFIA Policy than if you make an initial FIP under the Future Income Rider attached to this Policy.

Please refer to your product Prospectus for more information.

Section 12	Signatures and Tax Certification – Read statements and sign below.

By signing below, I/We acknowledge and agree to all of the statements and representations made in this application, which includes the Variable Annuity Premium Allocation Form, and that: **(1) This Policy will not become effective unless it is issued to the Owner while the Owner(s) and Annuitant(s) are living.** (2) Unless otherwise indicated below, the Owner of this Policy is the Applicant. (3) Under penalties of perjury, the Social Security/Taxpayer Identification Numbers provided on this application are certified to be correct. (4) No Registered Representative is authorized to accept risks, make or change this application or change any policy issued by the Company, or give up any of the Owner's rights or requirements. **Benefits Based on the Performance of the Separate Account are Variable and are not Guaranteed as to the Dollar Amount.**

The Owner's tax certification provided below does not apply if the Owner is not a U.S. Person (including a U.S. Resident Alien) and has otherwise completed and executed an applicable IRS Form W-8.

Owner Tax Certification:

Under penalties of perjury, I (as Owner named) certify that:

(1) My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number,
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income; or (c) the IRS has notified me that I am no longer subject to backup withholding,
(3) I am a U.S. Person (including a U.S. resident alien), and
(4) I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.

☐ **NOTE: Check this box if the statements in item 2 above are not applicable to you and the IRS has notified you that you are subject to backup withholding.**

If I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable Form W8 with this form to certify my foreign status and, if applicable, claim treaty benefits.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (City/State)		Dated On (mm/dd/yyyy)	

▲ Owner's Signature	▲ Joint Owner's Signature (if applicable)
▲ Annuitant's Signature (if other than Owner)	▲ Joint Annuitant's Signature (if applicable)
▲ Applicant's Signature (if other than Owner)	▲ Applicant's Printed Name
▲ Agent's/Registered Representative's Signature	▲ Agent's/Registered Representative's Printed Name

▲ Agent's/Registered Representative's Telephone Number	▲ Agent's/Registered Representative's Code Number	▲ State/License Number

▲ General Office Name/Number	▲ Lic. Resident Agent's/Registered Representative's Countersignature and Code

"Date Received" Stamp Here